Exhibit 21.1

Subsidiaries of Registrant

Zebra Technologies Corporation, a Delaware corporation (NASDAQ listing: ZBRA)

Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. - a PRC limited liability company

Hart Systems, LLC - a Delaware limited liability company

Laser Band LLC - a Missouri limited liability company

Multispectral Solutions, Inc. - a Delaware corporation

StepOne Systems, LLC – a Pennsylvania limited liability company

Zebra Diamond Holdings Limited, a UK private limited company

Zebra Enterprise Solutions B.V.B.A. (fka WhereNet Europe) - a Belgian limited liability company

Zebra Enterprise Solutions Corp. – (fka WhereNet Corp) a California corporation

Zebra Hart, Inc, - a Delaware corporation

Zebra Hart Holdings, LLC – a Delaware limited liability company

Zebra Jersey Holdings I Limited – a Jersey private limited liability company

Zebra Jersey Holdings II Limited – a Jersey private limited liability company

Zebra Luxco I S.a.r.l. – a Luxembourg private limited liability company

Zebra Luxco II S.a.r.l. – a Luxembourg private limited liability company

Zebra Retail Solutions, LLC – a Delaware limited liability company

Zebra Technical Services (Guangzhou) Co., Ltd. - a PRC limited liability company

Zebra Technologies (Thailand) Ltd. – a Bangkok company (ZT Thailand LLC, ZIH and ZTAP Pte owners)

Zebra Technologies AB - a Swedish corporation

Zebra Technologies Argentina, LLC – a Delaware limited liability company

Zebra Technologies Asia Holding Limited - a Mauritius company

Zebra Technologies Asia Pacific Pte. Ltd. - a Singapore limited liability company

Zebra Technologies Asia Pacific, LLC - a Delaware limited liability company

Zebra Technologies Australia Pty Ltd – a Victoria corporation

Zebra Technologies B.V. - a Netherlands limited liability company

Zebra Technologies Brazil, LLC - a Delaware limited liability company

Zebra Technologies Colombia S.A.S. – a Colombia limited liability company

Zebra Technologies Columbia, LLC – a Delaware limited liability company

Zebra Technologies de México, S. de R.L. de C.V. - a Mexican limited liability company (w/ ZIH Corp)

Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda. - a Brazilian limited liability company

Zebra Technologies Europe Limited - a private UK company limited by shares

Zebra Technologies India LLC, a Delaware limited liability company

Zebra Technologies India Ltd, a Indian limited liability company

Zebra Technologies International, LLC - an Illinois limited liability company

Zebra Technologies Latin America, LLC - a Delaware limited liability company

Zebra Technologies Malaysia Sdn. Bhd, - a Malaysian company

Zebra Technologies Mexico, LLC - a Delaware limited liability company

Zebra Technologies Sp. Zoo - a Polish corporation

Zebra Technologies Thailand LLC, a Delaware limited liability company

ZIH Corp. - a Delaware corporation